Exhibit 99.1

Praxair Reports Third-Quarter 2015 Results

  Sales of $2.7 billion, adjusted EPS of $1.46
  Adjusted EBITDA and operating margins grew to 33.7% and 23.1%, respectively
  Strong operating cash flow of $0.7 billion; $0.4 billion returned to shareholders through dividends and net share repurchases
  After-tax return on capital 12.5%; return on equity 32.5%
  Adjusted EPS guidance: 2015 full year $5.78 to $5.85 and 4Q15 $1.45 to $1.52

DANBURY, Conn.--(BUSINESS WIRE)--October 29, 2015--Praxair, Inc. (NYSE: PX) reported third-quarter net income and diluted earnings per share of $401 million and $1.40, respectively. These results include the impact of a $26 million pre-tax charge ($18 million after-tax) or 6 cents of diluted earnings per share, related to cost reduction actions and a pension settlement charge. Excluding the charge, adjusted net income and diluted earnings per share were $419 million and $1.46, respectively.

Praxair’s results in the third quarter were challenged by negative impacts from foreign currency translation, as the U.S. dollar strengthened against most foreign currencies versus the prior year. Sales in the third quarter were $2,686 million, 15% below the prior-year quarter, primarily due to the impacts of negative currency translation and lower cost pass-through which reduced sales by 11% and 2%, respectively. Organic sales were lower than the prior-year quarter as growth from positive price and new project start-ups were offset by weaker underlying industrial activity in Brazil and China and in the metals, energy and manufacturing end-markets in North America.

Reported operating profit in the third quarter was $594 million. Adjusted operating profit of $620 million was 2% below the prior-year quarter, excluding currency effects. Adjusted operating profit as a percentage of sales grew to a record 23.1% and the adjusted EBITDA margin grew to a record 33.7% primarily due to higher pricing, strong cost control and productivity gains.

Third-quarter cash flow from operations of $676 million funded $405 million of capital expenditures. The company paid $203 million of dividends and repurchased $222 million of stock, net of issuances. After-tax return on capital and return on equity for the quarter were 12.5% and 32.5%, respectively.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “As anticipated, third-quarter macroeconomic trends remained weak in North and South America. New project start-ups in Asia and Europe as well as solid demand in the less-cyclical end-markets of food, beverage and healthcare contributed positively to volumes.

“Our employees excel at protecting and growing profitability regardless of the economic cycle. The incremental cost actions we have taken during the second and third quarters as well as ongoing operational excellence resulted in a record operating margin. Cash flow generation remained strong with operating cash flow at 25% of sales and we again returned more than $400 million to shareholders.

“While we are expecting macro-economic conditions will remain challenging, we will continue to drive long-term growth through our strategy of building geographic density through high-return capital projects, synergistic acquisitions and continued growth in more defensive end-markets.”

For the fourth quarter of 2015, Praxair expects diluted earnings per share in the range of $1.45 to $1.52. This EPS guidance assumes a negative currency translation impact of approximately 11% year over year.

For full-year 2015, Praxair expects adjusted diluted earnings per share to be in the range of $5.78 to $5.85, up 3% to 4% ex-currency from 2014. This EPS guidance assumes a negative currency translation impact of approximately 11% versus 2014. Full-year capital expenditures are expected to be approximately $1.6 billion and the effective tax rate is forecasted to remain at approximately 28%.

Following is additional detail on third-quarter 2015 results by segment.

In North America, third-quarter sales were $1,463 million, 3% below the prior-year quarter excluding cost-pass through and negative currency translation. Volume growth to food and beverage and healthcare customers was more than offset by lower volumes to metals, energy and manufacturing end-markets. Operating profit of $385 million was 2% lower than the prior-year quarter, excluding currency translation, as price, productivity and cost actions were more than offset by lower volumes.

In Europe, third-quarter sales were $338 million, 12% below the prior-year quarter. Organic sales were 3% above the prior year primarily driven by new project contribution. Operating profit of $63 million grew 4% from the prior year, excluding currency translation, due to solid operating leverage on volume growth.

In South America, third-quarter sales were $343 million, 34% below the prior-year quarter. Sales, excluding negative currency translation, were steady as higher price and acquisitions were offset by lower volumes. Operating profit was $70 million.

Sales in Asia were $395 million in the quarter, 7% below the prior-year quarter. Excluding negative currency translation, cost pass-through and the sale of equipment to a joint venture in the prior-year quarter, sales grew 7%. Organic growth included new project start-ups in China, Korea and India for chemical, electronics and metals customers. Operating profit of $77 million was 9% above the prior year quarter, excluding currency translation.

Praxair Surface Technologies had third-quarter sales of $147 million as compared to $171 million in the prior-year quarter. Excluding negative currency translation impact, organic sales were 7% lower than the prior-year period. Favorable price was more than offset by weaker sales to the energy end-market. Operating profit was $25 million.

Praxair, Inc., a Fortune 250 company with 2014 sales of $12.3 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts are non-GAAP measures. Third-quarter and full-year 2015 results are adjusted to exclude the impacts of cost reduction charges and the third quarter is also adjusted to eliminate a pension settlement charge. Additionally, measures such as EBITDA, free cash flow, after-tax return on capital, return on equity and debt-to-capital are also non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s third-quarter results is being held this morning, October 29, at 11:00 am Eastern Daylight Time. The number is (631) 485-4849 – Conference ID: 46550993. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES SUMMARY NON-GAAP RECONCILIATIONS (UNAUDITED)

The following adjusted amounts are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2015	2014	2015	2014	2015	2014	2015	2014
Quarter Ended September 30
Reported GAAP Amounts	$2,686	$3,144	$594	$711	$401	$477	$1.40	$1.62
Pension settlement charge (a)	-	-	7	-	5	-	0.02	-
Cost reduction program and other charges (b)	-	-	19	-	13	-	0.04	-
Total adjustments	-	-	26	-	18	-	0.06	-
Adjusted amounts	$2,686	$3,144	$620	$711	$419	$477	$1.46	$1.62

Year To Date September 30
Reported GAAP Amounts	$8,181	$9,283	$1,697	$2,083	$1,125	$1,392	$3.88	$4.70
Pension settlement charge (a)	-	-	7	-	5	-	0.02	-
Cost reduction program and other charges(b)	-	-	165	-	125	-	0.43	-
Total adjustments	-	-	172	-	130	-	0.45	-
Adjusted amounts	$8,181	$9,283	$1,869	$2,083	$1,255	$1,392	$4.33	$4.70

(a)	A pension settlement charge was recorded in the 2015 third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan.
(b)	Cost reduction program and other charges were recorded in the 2015 second and third quarters.

PRAXAIR, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Millions of dollars, except per share data) (UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
	2015	2014	2015	2014

SALES	$2,686	$3,144	$8,181	$9,283
Cost of sales	1,488	1,780	4,534	5,273
Selling, general and administrative	281	327	877	988
Depreciation and amortization	276	301	831	879
Research and development	23	25	70	72
Cost reduction program and other charges	26	-	172	-
Other income (expense) - net	2	-	-	12
OPERATING PROFIT	594	711	1,697	2,083
Interest expense - net	35	45	119	134
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	559	666	1,578	1,949
Income taxes	156	187	449	546
INCOME BEFORE EQUITY INVESTMENTS	403	479	1,129	1,403
Income from equity investments	10	11	31	30
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	413	490	1,160	1,433
Less: noncontrolling interests	(12)	(13)	(35)	(41)
NET INCOME - PRAXAIR, INC.	$401	$477	$1,125	$1,392

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.40	$1.63	$3.91	$4.75

Diluted earnings per share	$1.40	$1.62	$3.88	$4.70

Cash dividends	$0.715	$0.65	$2.145	$1.95

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	285,651	292,170	287,578	293,103
Diluted shares outstanding (000's)	287,311	295,239	289,835	296,240

Note: See page 4 for a reconciliation to 2015 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Millions of dollars) (UNAUDITED)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$136	$126
Accounts receivable - net	1,690	1,796
Inventories	526	551
Prepaid and other current assets	374	366
TOTAL CURRENT ASSETS	2,726	2,839
Property, plant and equipment - net	10,970	11,997
Goodwill	2,997	3,121
Other intangibles - net	567	603
Other long-term assets	1,196	1,242
TOTAL ASSETS	$18,456	$19,802

LIABILITIES AND EQUITY
Accounts payable	$750	$864
Short-term debt	458	587
Current portion of long-term debt	2	2
Other current liabilities	912	1,037
TOTAL CURRENT LIABILITIES	2,122	2,490
Long-term debt	9,057	8,669
Other long-term liabilities	2,464	2,457
TOTAL LIABILITIES	13,643	13,616

REDEEMABLE NONCONTROLLING INTERESTS	169	176

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	3,998	3,994
Retained earnings	11,966	11,461
Accumulated other comprehensive income (loss)	(4,456)	(3,185)
Less: Treasury stock, at cost	(7,248)	(6,651)
Total Praxair, Inc. Shareholders' Equity	4,264	5,623
Noncontrolling interests	380	387
TOTAL EQUITY	4,644	6,010
TOTAL LIABILITIES AND EQUITY	$18,456	$19,802

PRAXAIR, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Millions of dollars) (UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
	2015	2014	2015	2014
OPERATIONS
Net income - Praxair, Inc.	$401	$477	$1,125	$1,392
Noncontrolling interests	12	13	35	41
Net income (including noncontrolling interests)	413	490	1,160	1,433

Adjustments to reconcile net income to net cash provided
by operating activities:
Cost reduction program and other charges, net of payments	4	-	139	-
Depreciation and amortization	276	301	831	879
Accounts receivable	(13)	25	(57)	(144)
Inventory	1	(19)	(14)	(52)
Payables and accruals	43	29	(20)	(3)
Pension contributions	(1)	(1)	(13)	(14)
Deferred income taxes and other	(47)	(112)	(135)	(3)
Net cash provided by operating activities	676	713	1,891	2,096

INVESTING
Capital expenditures	(405)	(430)	(1,154)	(1,207)
Acquisitions, net of cash acquired	-	(21)	(43)	(191)
Divestitures and asset sales	5	15	245	86
Net cash used for investing activities	(400)	(436)	(952)	(1,312)

FINANCING
Debt increase (decrease) - net	170	30	371	394
Issuances of common stock	13	16	74	85
Purchases of common stock	(235)	(116)	(704)	(562)
Cash dividends - Praxair, Inc. shareholders	(203)	(189)	(615)	(570)
Excess tax benefit on stock option exercises	1	4	18	28
Noncontrolling interest transactions and other	(6)	(12)	(31)	(123)
Net cash provided by (used for) financing activities	(260)	(267)	(887)	(748)

Effect of exchange rate changes on cash and
cash equivalents	(16)	(15)	(42)	(6)

Change in cash and cash equivalents	-	(5)	10	30
Cash and cash equivalents, beginning-of-period	136	173	126	138

Cash and cash equivalents, end-of-period	$136	$168	$136	$168

PRAXAIR, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Millions of dollars) (UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
	2015	2014	2015	2014
SALES
North America	$1,463	$1,639	$4,444	$4,847
Europe	338	385	995	1,190
South America	343	523	1,132	1,520
Asia	395	426	1,153	1,212
Surface Technologies	147	171	457	514
Consolidated sales	$2,686	$3,144	$8,181	$9,283

OPERATING PROFIT
North America	$385	$416	$1,152	$1,192
Europe	63	71	188	228
South America	70	118	236	344
Asia	77	75	215	226
Surface Technologies	25	31	78	93
Segment operating profit	620	711	1,869	2,083
Cost reduction program and other charges	(26)	-	(172)	-
Total operating profit	$594	$711	$1,697	$2,083

PRAXAIR, INC. AND SUBSIDIARIES QUARTERLY FINANCIAL SUMMARY (Millions of dollars, except per share data) (UNAUDITED)

	2015 (b)			2014 (c)
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,686	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026
Cost of sales	1,488	1,516	1,530	1,689	1,780	1,767	1,726
Selling, general and administrative	281	297	299	320	327	335	326
Depreciation and amortization	276	278	277	291	301	293	285
Research and development	23	23	24	24	25	24	23
Cost reduction program and other charges	26	146	-	138	-	-	-
Other income (expenses) - net	2	2	(4)	(3)	-	3	9
Operating profit	594	480	623	525	711	697	675
Interest expense - net	35	40	44	79	45	43	46
Income taxes	156	131	162	145	187	183	176
Income from equity investments	10	10	11	12	11	10	9
Net income (including noncontrolling interests)	413	319	428	313	490	481	462
Less: noncontrolling interests	(12)	(11)	(12)	(11)	(13)	(14)	(14)
Net income - Praxair, Inc.	$401	$308	$416	$302	$477	$467	$448

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.40	$1.06	$1.43	$1.03	$1.62	$1.58	$1.51
Cash dividends per share	$0.715	$0.715	$0.715	$0.65	$0.65	$0.65	$0.65
Diluted weighted average shares outstanding (000's)	287,311	290,102	291,652	293,555	295,239	295,976	297,253

ADJUSTED AMOUNTS (a)
Operating profit	$620	$626	$623	$663	$711	$697	$675
Operating margin	23.1%	22.9%	22.6%	22.2%	22.6%	22.4%	22.3%
Net Income	$419	$420	$416	$460	$477	$467	$448
Diluted earnings per share	$1.46	$1.45	$1.43	$1.57	$1.62	$1.58	$1.51

FROM THE BALANCE SHEET
Net debt (a)	$9,381	$9,211	$9,279	$9,132	$8,953	$8,992	$9,126
Capital (a)	$14,194	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319
Debt-to-capital ratio (a)	66.1%	62.5%	62.5%	59.6%	55.7%	54.5%	55.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$676	$707	$508	$772	$713	$847	$536
Cash flow used for investing activities	400	152	400	491	436	425	451
Cash flow used for financing activities	260	527	100	260	267	397	84
Capital expenditures	405	352	397	482	430	384	393
Acquisitions	-	38	5	15	21	46	124
Cash dividends	203	205	207	189	189	190	191

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.5%	12.6%	12.6%	12.7%	12.6%	12.6%	12.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	32.5%	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%
Adjusted EBITDA (a)	$906	$914	$911	$966	$1,023	$1,000	$969
Adjusted EBITDA margin (a)	33.7%	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%
Debt-to-adjusted EBITDA ratio (a)	2.5	2.4	2.3	2.3	2.2	2.3	2.3
Number of employees	26,989	27,302	27,680	27,780	27,626	27,735	27,578

SEGMENT DATA
SALES
North America	$1,463	$1,482	$1,499	$1,589	$1,639	$1,628	$1,580
Europe	338	331	326	356	385	408	397
South America	343	388	401	473	523	509	488
Asia	395	387	371	407	426	394	392
Surface Technologies	147	150	160	165	171	174	169
Total sales	$2,686	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026
OPERATING PROFIT
North America	$385	$388	$379	$388	$416	$398	$378
Europe	63	63	62	63	71	78	79
South America	70	81	85	105	118	113	113
Asia	77	69	69	77	75	76	75
Surface Technologies	25	25	28	30	31	32	30
Segment operating profit	620	626	623	663	711	697	675
Cost reduction program and other charges	(26)	(146)	-	(138)	-	-	-
Total operating profit	$594	$480	$623	$525	$711	$697	$675

(a)	Non-GAAP measure, see Appendix.

(b)	2015 includes (i) a pre-tax pension settlement charge of $7 million ($5 million after-tax, or $0.02 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (ii) pre-tax charges of $19 million ($13 million after-tax, or $0.04 per diluted share) in the third quarter and $146 million ($112 million after-tax and non-controlling interests, or $0.39 per diluted share) in the second quarter, primarily related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. The cost reduction charges by segment are as follows: $67 million in South America; $34 million in North America; $25 million in Asia; $20 million in Europe; and $19 million in Surface Technologies.

(c)	2014 includes: (i) a charge of $36 million ($22 million after-tax, or $0.07 per diluted share) related to a bond redemption, (ii) a charge of $7 million ($5 million after-tax, or $0.02 per diluted share) related to pension settlement and (iii) a charge of $131 million ($131 million after-tax, or $0.45 per diluted share), related to a Venezuela currency devaluation. Refer to Notes 2 and 7 to Praxair's 2014 Annual Report for additional information.

PRAXAIR, INC. AND SUBSIDIARIES APPENDIX NON-GAAP MEASURES (Millions of dollars, except per share data) (UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2015 third quarter cost reduction program and pension settlement, 2015 second quarter cost reduction program and other charges, 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation, 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, the 2013 third quarter pension settlement, and the 2013 first quarter loss on Venezuela currency devaluation.

	2015			2014				2013
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$676	$707	$508	$772	$713	$847	$536	$964	$904	$577	$472
Less: capital expenditures	(405)	(352)	(397)	(482)	(430)	(384)	(393)	(516)	(516)	(522)	(466)
Free Cash Flow	$271	$355	$111	$290	$283	$463	$143	$448	$388	$55	$6

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,517	$9,347	$9,396	$9,258	$9,121	$9,165	$9,270	$8,811	$9,026	$9,106	$8,676
Less: cash and cash equivalents	(136)	(136)	(117)	(126)	(168)	(173)	(144)	(138)	(134)	(102)	(113)
Net debt	9,381	9,211	9,279	9,132	8,953	8,992	9,126	8,673	8,892	9,004	8,563
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	169	175	170	176	190	194	195	307	290	259	255
Praxair, Inc. shareholders' equity	4,264	4,964	5,018	5,623	6,552	6,911	6,600	6,609	6,210	5,928	6,169
Noncontrolling interests	380	380	375	387	388	395	398	394	365	357	357
Total equity and redeemable noncontrolling interests	4,813	5,519	5,563	6,186	7,130	7,500	7,193	7,310	6,865	6,544	6,781
Capital	$14,194	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344

Debt-to-capital	66.1%	62.5%	62.5%	59.6%	55.7%	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$620	$626	$623	$663	$711	$697	$675	$690	$679	$665	$623
Less: adjusted income taxes (a)	(164)	(164)	(162)	(161)	(187)	(183)	(176)	(182)	(178)	(174)	(164)
Less: tax benefit on adjusted interest expense (a)	(10)	(11)	(12)	(12)	(13)	(12)	(13)	(11)	(11)	(11)	(11)
Add: income from equity investments	10	10	11	12	11	10	9	9	8	11	10
Adjusted net operating profit after-tax (NOPAT)	$456	$461	$460	$502	$522	$512	$495	$506	$498	$491	$458
4-quarter trailing adjusted NOPAT	$1,879	$1,945	$1,996	$2,031	$2,035	$2,011	$1,990	$1,953	$1,900	$1,859	$1,836

Ending capital (see above)	$14,194	$14,730	$14,842	$15,318	$16,083	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344
5-quarter average ending capital	$15,033	$15,493	$15,811	$16,039	$16,127	$16,020	$15,790	$15,302	$14,829	$14,281	$13,821

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.5%	12.6%	12.6%	12.7%	12.6%	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$419	$420	$416	$460	$477	$467	$448	$462	$451	$445	$414
4-quarter trailing adjusted net income - Praxair, Inc.	$1,715	$1,773	$1,820	$1,852	$1,854	$1,828	$1,806	$1,772	$1,724	$1,692	$1,676

Ending Praxair, Inc. shareholders' equity	$4,264	$4,964	$5,018	$5,623	$6,552	$6,911	$6,600	$6,609	$6,210	$5,928	$6,169
5-quarter average Praxair shareholders' equity	$5,284	$5,814	$6,141	$6,459	$6,576	$6,452	$6,303	$6,196	$6,077	$5,958	$5,961

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	32.5%	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

Adjusted net income - Praxair, Inc. (a)	$419	$420	$416	$460	$477	$467	$448	$462	$451	$445	$414
Add: adjusted noncontrolling interests (a)	12	12	12	11	13	14	14	17	17	16	15
Add: adjusted interest expense - net (a)	35	40	44	43	45	43	46	38	41	41	40
Add: adjusted income taxes (a)	164	164	162	161	187	183	176	182	178	174	164
Add: depreciation and amortization	276	278	277	291	301	293	285	287	281	275	266
Adjusted EBITDA	$906	$914	$911	$966	$1,023	$1,000	$969	$986	$968	$951	$899

Reported sales	$2,686	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
Adjusted EBITDA margin	33.7%	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%	32.8%	32.1%	31.6%	31.1%

Ending net debt (see above)	$9,381	$9,211	$9,279	$9,132	$8,953	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563
5-quarter average net debt	$9,191	$9,113	$9,096	$8,975	$8,927	$8,937	$8,852	$8,467	$8,138	$7,738	$7,287
4-quarter trailing adjusted EBITDA	$3,697	$3,814	$3,900	$3,958	$3,978	$3,923	$3,874	$3,804	$3,697	$3,608	$3,550

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.5	2.4	2.3	2.3	2.2	2.3	2.3	2.2	2.2	2.1	2.1

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2014 and 2013; and presents the percentage changes in Diluted EPS Guidance for the fourth quarter and full year 2015 as compared to 2014 Diluted EPS on both a GAAP and adjusted basis. The adjusted percentages are based on Adjusted diluted EPS amounts, excluding estimated currency impacts	.

	Year-to-date September 30,	Third Quarter	Second Quarter	Year	Fourth Quarter	Year	Fourth Quarter	Third Quarter	First Quarter
	2015	2015	2015	2014	2014	2013	2013	2013	2013
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,697	$594	$480	$2,608	$525	$2,625	$690	$670	$600
Add: Cost reduction program and other charges	165	19	146	-	-	-	-	-	-
Add: Pension settlement charge	7	7	-	7	7	9	-	9	-
Add: Venezuela currency devaluation	-	-	-	131	131	23	-	-	23
Total adjustments	172	26	146	138	138	32	-	9	23
Adjusted operating profit	$1,869	$620	$626	$2,746	$663	$2,657	$690	$679	$623

Reported percentage change	-19%	-16%
Adjusted percentage change	-10%	-13%

Reported sales	$8,181	$2,686	$2,738	$12,273	$2,990	$11,925	$3,010	$3,013	$2,888
Adjusted operating profit margin	22.8%	23.1%	22.9%	22.4%	22.2%	22.3%	22.9%	22.5%	21.6%

Adjusted Interest Expense - net
Reported interest expense - net	$119	$35	$40	$213	$79	$178	$56	$41	$40
Less: Bond redemption	-	-	-	(36)	(36)	(18)	(18)	-	-
Adjusted interest expense - net	$119	$35	$40	$177	$43	$160	$38	$41	$40

Adjusted Income Taxes
Reported income taxes	$449	$156	$131	$691	$145	$649	$136	$175	$164
Add: Cost reduction program and other charges	39	6	33	-	-	-	-	-	-
Add: Bond redemption	-	-	-	14	14	6	6	-	-
Add: Income tax benefit	-	-	-	-	-	40	40	-	-
Add: Pension settlement charge	2	2	-	2	2	3	-	3	-
Total adjustments	41	8	33	16	16	49	46	3	-
Adjusted income taxes	$490	$164	$164	$707	$161	$698	$182	$178	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,578	$559	$440	$2,395	$446	$2,447	$634	$629	$560
Add: Cost reduction program and other charges	165	19	146	-	-	-	-	-	-
Add: Bond redemption	-	-	-	36	36	18	18	-	-
Add: Pension settlement charge	7	7	-	7	7	9	-	9	-
Add: Venezuela currency devaluation	-	-	-	131	131	23	-	-	23
Total adjustments	172	26	146	174	174	50	18	9	23
Adjusted income before income taxes and equity investments	$1,750	$585	$586	$2,569	$620	$2,497	$652	$638	$583

Adjusted income taxes (above)	$490	$164	$164	$707	$161	$698	$182	$178	$164
Adjusted effective tax rate	28%	28%	28%	28%	26%	28%	28%	28%	28%

Adjusted Noncontrolling interests
Reported noncontrolling interests	$35	$12	$11	$52	$11	$81	$33	$17	$15
Add: Cost reduction program and other charges	1	-	1	-	-	-	-	-	-
Less: Income tax benefit	-	-	-	-	-	(16)	(16)	-	-
Total adjustments	1	-	1	-	-	(16)	(16)	-	-
Adjusted noncontrolling interests	$36	$12	$12	$52	$11	$65	$17	$17	$15

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,125	$401	$308	$1,694	$302	$1,755	$474	$445	$391
Add: Cost reduction program and other charges	125	13	112	-	-	-	-	-	-
Add: Bond redemption	-	-	-	22	22	12	12	-	-
Less: Income tax benefit	-	-	-	-	-	(24)	(24)	-	-
Add: Pension settlement charge	5	5	-	5	5	6	-	6	-
Add: Venezuela currency devaluation	-	-	-	131	131	23	-	-	23
Total adjustments	130	18	112	158	158	17	(12)	6	23
Adjusted net income - Praxair, Inc.	$1,255	$419	$420	$1,852	$460	$1,772	$462	$451	$414

Reported percentage change	-19%	-16%
Adjusted percentage change	-10%	-12%

Adjusted Diluted EPS
Reported diluted EPS	$3.88	$1.40	$1.06	$5.73	$1.03	$5.87	$1.59	$1.49	$1.30
Add: Cost reduction program and other charges	0.43	0.04	0.39	-	-	-	-	-	-
Add: Bond redemption	-	-	-	0.07	0.07	0.04	0.04	-	-
Less: Income tax benefit	-	-	-	-	-	(0.08)	(0.08)	-	-
Add: Pension settlement charge	0.02	0.02	-	0.02	0.02	0.02	-	0.02	-
Add: Venezuela currency devaluation	-	-	-	0.45	0.45	0.08	-	-	0.08
Total adjustments	0.45	0.06	0.39	0.54	0.54	0.06	(0.04)	0.02	0.08
Adjusted diluted EPS	$4.33	$1.46	$1.45	$6.27	$1.57	$5.93	$1.55	$1.51	$1.38

Cash Income Taxes and Interest
Income taxes paid				$606		$532
Interest paid, net of interest capitalized and excluding bond redemption				$174		$166

Fourth Quarter and Full-Year 2015 Diluted EPS Guidance*
	Fourth Quarter 2015		Full Year 2015
	Low End	High End	Low End	High End

2015 adjusted diluted EPS guidance	$1.45	$1.52	$5.78	$5.85
2014 adjusted diluted EPS (see above for full year amounts)	$1.57	$1.57	$6.27	$6.27

Adjusted percentage change	-8%	-3%	-8%	-7%
Adjusted percentage changes, excluding estimated currency impact	3%	8%	3%	4%

* Excludes cost reduction charges recorded in the second and third quarter and the pension settlement charge recorded in the third quarter.

CONTACT:
For Praxair, Inc.
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com